News Release

IMMEDIATE RELEASE

Friday, February 2, 2007

Gannett Co., Inc. Releases December Statistical Report

McLEAN, VA - Gannett Co., Inc. (NYSE: GCI) reported today that total pro forma operating revenues for the twelfth period increased 19.2 percent, compared with the twelfth period in 2005. The twelfth period in 2006, which ended on December 31, spanned five weeks this year instead of the usual four so comparisons are not fully representative of current trends. Without the extra week, total pro forma operating revenues would have been 1.6 percent higher. Pro forma assumes all properties presently owned were owned in both periods.

December

Pro forma newspaper advertising revenues in the five-week December period were up 17.5 percent, compared with the twelfth period in 2005. This was based on increases of 19.2 percent in ROP volume and 13.6 percent in preprint distribution. Excluding the extra week in the twelfth period, pro forma newspaper advertising revenues would have been up 1.2 percent.

Pro forma local advertising revenues increased 17.3 percent on 17.8 percent higher ROP ad volume in the five-week December period. In the U.S., across all products, all categories except financial and home improvement were ahead of last year. Excluding the fifth week in the period, pro forma local advertising revenue would have increased 1.3 percent.

Pro forma classified revenues were 14.2 percent higher in the five-week twelfth period on a 20.4 percent increase in ROP ad volume. Real estate revenues were up 11.1 percent; employment revenues were 9.8 percent higher; and automotive revenues rose 12.9 percent. At our U.S. community newspapers, pro forma classified revenues were 12.7 percent higher for the five-week period. That increase includes growth of 6.7 percent in real estate revenues, 7.2 percent in employment revenues and 14.6 percent in automotive revenues. Pro forma classified revenues would have been flat on a four-week to four-week comparison.

Pro forma national advertising revenues for the five-week December period were 23.8 percent higher on an 18.9 percent increase in ad volume. At our local domestic newspapers, national volume was up 17.1 percent in the period. At USA TODAY, advertising revenues were 24.4 percent higher on an increase in paid ad pages to 538 from 429. During the first four weeks of the period, paid ad pages were 10.9 percent higher. In the twelfth period, USA TODAY posted strong growth in all categories except the technology and advocacy categories.

Pro forma broadcasting revenues, which include Captivate, were up 16.1 percent for the five-week December period. Television revenues increased 14.2 percent for the twelfth period. National

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revenues were 18.5 percent higher, while local revenues increased 11.8 percent. Excluding the fifth week, television revenues decreased 4.4 percent.

Fourth Quarter

For the fourth quarter of 2006, total pro forma operating revenues were 7.8 percent higher. The fourth quarter was comprised of 14 weeks in 2006 versus 13 weeks in 2005. Excluding the extra week, pro forma operating revenues would have increased 2.4 percent.

Pro forma newspaper advertising revenues for the quarter were up 5.3 percent. Excluding the extra week, pro forma advertising revenues were up slightly. The company's domestic advertising revenues were 4.9 percent higher but would have been down 0.6 percent on a 13-week to 13-week comparison basis.

For the quarter, pro forma local advertising increased 6.6 percent. Excluding the extra week, pro forma local advertising revenues would have been up 1.3 percent. Local advertising in the U.S. was 6.2 percent higher for the quarter and would have been up almost 1 percent excluding the extra week.

Pro forma classified revenues for the quarter increased 1.7 percent. Real estate revenues were 4.7 percent higher, while employment was down 1.8 percent and automotive was 4.2 percent lower. Classified revenues would have been down 2.2 percent excluding the extra week. For the 14-week quarter, classified revenues were up slightly at our domestic community newspapers. That increase was comprised of a 1.6 percent increase in real estate offset by a 4.4 percent decline in employment and a 3.4 percent decline in automotive revenues.

Pro forma national advertising revenues were 9.1 percent higher for quarter. At USA TODAY, advertising revenues increased 13.0 percent in the quarter. Paid advertising pages totaled 1,348 compared with 1,226 in the year-ago period. Excluding the extra week in the quarter, national advertising would have been 2.2 percent higher.

Pro forma broadcasting revenues were 22.0 percent higher and television revenues were up 20.7 percent. In a 13-week to 13-week comparison, broadcasting revenues increased 16.6 percent, reflecting higher politically related ad demand. Captivate also helped. Based on current pacings, television revenues for the first quarter of 2007 would lag last year's first quarter in the mid-to-high single digits, reflecting primarily the absence of over $22 million of Olympic revenue that benefited last year's first quarter.

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In addition to the revenue and statistical summary, attached is a chart which shows the consolidated Gannett Online audience share for December from Nielsen//Net Ratings. In December, Gannett's domestic Websites had approximately 22.1 million unique visitors reaching 13.7 percent of the Internet audience.

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Included in the pro forma advertising and circulation revenue statistics are results for: Exchange & Mart and Auto Exchange (acquired in September 2005); Tallahassee (acquired in August 2005); 100 percent of the Detroit Newspaper Partnership (established in August 2005); Mint Magazine (acquired in July 2005); and Hometown Communications (acquired in March 2005). The pro forma other revenue statistics include the results for PointRoll, Inc. (acquired in June 2005). The pro forma broadcasting revenue statistics include results for KTVD-TV in Denver (acquired in late June 2006 and operated as a duopoly with KUSA-TV) and WATL-TV in Atlanta (acquired in August 2006 and operated as a duopoly with WXIA-TV). Ad linage for Newsquest, Clipper and Nursing Spectrum are not included in the ad volume statistics. Circulation volume numbers for Newsquest's paid daily newspapers are included in the enclosed statistics, but volume from unpaid daily and non-daily publications is not included in the circulation volume statistics. The revenue and statistical data related to the former Gannett-owned newspapers in Bellingham (WA), Olympia (WA) and Boise (ID) as well as the Muskogee (OK) Phoenix, which was contributed to the Gannett Foundation in April 2006, has been excluded from all periods presented.

Gannett Co., Inc. is a leading international news and information company that publishes 90 daily newspapers in the USA, including USA TODAY, the nation's largest-selling daily newspaper. The company also owns nearly 1,000 non-daily publications in the USA and USA WEEKEND, a weekly newspaper magazine. Gannett subsidiary Newsquest is the United Kingdom's second largest regional newspaper company. Newsquest publishes nearly 300 titles, including 17 daily newspapers, and a network of prize-winning Web sites. Gannett also operates 23 television stations in the United States and is an Internet leader with sites sponsored by its TV stations and newspapers including USATODAY.com, one of the most popular news sites on the Web.

Certain statements in this press release may be forward looking in nature or "forward looking statements" as defined in the Private Securities Litigation Reform Act of 1995. The forward looking statements contained in this press release are subject to a number of risks, trends and uncertainties that could cause actual performance to differ materially from these forward looking statements. A number of those risks, trends and uncertainties are discussed in the company's SEC reports, including the company's annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward looking statements in this press release should be evaluated in light of these important risk factors.

Gannett is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

Contact: Jeff Heinz
Director, Investor Relations
703-854-6917
jheinz@gannett.com

GANNETT CO., INC.
REVENUE & STATISTICAL SUMMARY
                         Period 12 (November 26, 2006 - December 31, 2006)
                                                                        %
                              2006            2005         CHANGE    CHANGE
REVENUES:
Advertising:
Local                  $   243,322,000 $  207,388,000  $  35,934,000   17.3
National                    98,615,000     79,625,000     18,990,000   23.8
Classified                 162,605,000    142,391,000     20,214,000   14.2
                         -------------   ------------    -----------   ----
Total Advertising      $   504,542,000 $  429,404,000  $  75,138,000   17.5
                         =============   ============    ===========   ====
Circulation                125,393,000    103,417,000     21,976,000   21.2
Other revenue               52,860,000     38,208,000     14,652,000   38.3
Broadcasting                74,521,000     64,161,000     10,360,000   16.1
                         -------------   ------------    -----------   ----
Total Revenue          $   757,316,000 $  635,190,000  $ 122,126,000   19.2
                         =============   ============    ===========   ====
VOLUME:
Newspaper Inches:
Local                        3,643,550       3,092,316       551,234   17.8
National                       415,567         349,507        66,060   18.9
Classified                   4,502,000       3,739,709       762,291   20.4
                         -------------    ------------   -----------   ----
Total ROP                    8,561,117       7,181,532     1,379,585   19.2
                         =============    ============   ===========   ====
Preprint Distribution
(in thousands)               1,516,113       1,334,081       182,032   13.6
                         =============    ============   ===========   ====
NET PAID CIRCULATION:
Morning (w/USAT)             6,734,296       6,871,901      (137,605)  (2.0)
Evening                        868,391         895,330       (26,939)  (3.0)
                         -------------    ------------   -----------   ----
Total Daily                  7,602,687       7,767,231      (164,544)  (2.1)
                         =============    ============   ===========   ====
Sunday                       6,164,029       6,256,802       (92,773)  (1.5)
                         =============    ============   ===========   ====

                         Year-to-Date through December 31, 2006
                                                                        %
                              2006            2005         CHANGE    CHANGE
REVENUES:
Advertising:
Local                  $ 2,315,039,000 $ 2,261,020,000 $  54,019,000    2.4
National                   874,039,000     864,683,000     9,356,000    1.1
Classified               2,179,694,000   2,205,617,000   (25,923,000)  (1.2)
                         -------------   -------------   -----------   ----
Total Advertising      $ 5,368,772,000 $ 5,331,320,000 $  37,452,000    0.7
                         =============   =============   ===========   ====
Circulation              1,306,041,000   1,308,796,000    (2,755,000)  (0.2)
Other revenue              501,426,000     460,930,000    40,496,000    8.8
Broadcasting               884,568,000     790,759,000    93,809,000   11.9
                         -------------   -------------   -----------   ----
Total Revenue          $ 8,060,807,000 $ 7,891,805,000 $ 169,002,000    2.1
                         =============   =============   ===========   ====
VOLUME:
Newspaper Inches:
Local                       35,152,546      34,773,974       378,572    1.1
National                     3,945,539       4,189,571      (244,032)  (5.8)
Classified                  55,556,478      55,638,037       (81,559)  (0.1)
                         -------------   -------------   -----------   ----
Total ROP                   94,654,563      94,601,582        52,981    0.1
                         =============   =============   ===========   ====
Preprint Distribution
(in thousands)              12,612,518      12,679,266       (66,748)  (0.5)
                         =============   =============   ===========   ====
NET PAID CIRCULATION:
Morning (w/USAT)             6,973,791       7,095,351      (121,560)  (1.7)
Evening                        884,926         919,834       (34,908)  (3.8)
                         -------------   -------------   -----------   ----
Total Daily                  7,858,717       8,015,185      (156,468)  (2.0)
                         =============   =============   ===========   ====
Sunday                       6,267,176       6,412,813      (145,637)  (2.3)
                         =============   =============   ===========   ====

Note:  The above revenue amounts and statistics have been restated to include all companies presently owned, including KTVD-TV in Denver
       (acquired in late June 2006 and operated as a duopoly along with
       KUSA-TV), WATL-TV in Atlanta (acquired in August 2006 and operated as a duopoly along with WXIA-TV), the Exchange & Mart and Auto Exchange
       (non-daily publications acquired in September 2005) , the Tallahassee
       Democrat (acquired in late August 2005), 100% of the Detroit Newspaper
       Partnership (established August 2005), Mint Magazine (acquired in
       July 2005), PointRoll, Inc. (acquired in June 2005) and Hometown
       Communications (acquired in late March 2005).  PointRoll is a marketing services company with a suite of media products that delivers enhanced online marketing opportunities for advertisers, agencies and online publishers.  PointRoll is included above in Other revenue. Hometown is a community publishing company with one daily newspaper, 62 non-daily community newspapers, 24 community telephone directories and other specialty and niche publications. The revenue and statistical data related to the former Gannett owned newspapers in Bellingham (WA), Olympia (WA) and Boise (ID) as well as the
       Muskogee (OK) Phoenix which was contributed to the Gannett Foundation in April 2006, has been excluded from all periods presented.
       Gannett's fiscal year included 53 weeks compared with 52 weeks in
       2005.  All of the 2006 results in the above chart were impacted by the extra week.
       Operating results from the company's newspaper in Tucson, which participates in a joint operating agency, are accounted for under the equity method of accounting and are reported as a single amount in other operating revenues.  Advertising linage statistics from this newspaper are not included above, however, circulation volume statistics are included.
       Newsquest is a regional newspaper publisher in the United Kingdom with nearly 300 titles, including paid and unpaid daily and non-daily products. Circulation volume statistics for Newsquest's 17 paid daily newspapers are included above.  Circulation volume statistics for Sunday Herald are included above in the Sunday statistics.  Circulation volume statistics for Newsquest's unpaid daily and non-daily publications are not reflected above.
       Advertising linage for Newsquest publications is not reflected above.
       Circulation volume statistics for Detroit Free Press, a morning newspaper, are reflected above.  Circulation volume statistics for
       The Detroit News, an evening newspaper, are not reflected above.
       Circulation volume and advertising linage statistics for non-daily products, including Gannett Healthcare Group (formerly Nursing
       Spectrum) and Clipper Magazine are not reflected above.

GANNETT CO., INC.
REVENUE & STATISTICAL SUMMARY
                   4th Quarter 2006 (September 25, 2006 - December 31, 2006)
                                                                         %
                            2006            2005            CHANGE    CHANGE
REVENUES:
Advertising:
Local                  $   668,847,000 $   627,322,000  $  41,525,000   6.6
National                   261,635,000     239,774,000     21,861,000   9.1
Classified                 515,765,000     506,996,000      8,769,000   1.7
                         -------------   -------------    -----------  ----
Total Advertising      $ 1,446,247,000 $ 1,374,092,000  $  72,155,000   5.3
                         =============   =============    ===========  ====
Circulation                344,451,000     324,436,000     20,015,000   6.2
Other revenue              146,903,000     127,314,000     19,589,000  15.4
Broadcasting               270,645,000     221,814,000     48,831,000  22.0
                         -------------   -------------    -----------  ----
Total Revenue          $ 2,208,246,000 $ 2,047,656,000  $ 160,590,000   7.8
                         =============   =============    ===========  ====
VOLUME:
Newspaper Inches:
Local                       10,090,353       9,565,570       524,783    5.5
National                     1,097,836       1,115,756       (17,920)  (1.6)
Classified                  13,753,834      13,245,842       507,992    3.8
                         -------------   -------------    ----------   ----
Total ROP                   24,942,023      23,927,168     1,014,855    4.2
                         =============   =============    ==========   ====
Preprint Distribution
(in thousands)               3,867,978       3,737,733       130,245    3.5
                         =============   =============    ==========   ====
NET PAID CIRCULATION:
Morning (w/USAT)             6,965,699       7,072,977      (107,278)  (1.5)
Evening                        880,857         907,543       (26,687)  (2.9)
                         -------------   -------------    ----------   ----
Total Daily                  7,846,556       7,980,521      (133,965)  (1.7)
                         =============   =============    ==========   ====
Sunday                       6,240,419       6,374,592      (134,173)  (2.1)
                         =============   =============    ==========   ====

Note:  The above revenue amounts and statistics have been restated to include all companies presently owned, including KTVD-TV in Denver
       (acquired in late June 2006 and operated as a duopoly along with
       KUSA-TV), WATL-TV in Atlanta (acquired in August 2006 and operated as a duopoly along with WXIA-TV), the Exchange & Mart and Auto Exchange
       (non-daily publications acquired in September 2005) , the Tallahassee
       Democrat (acquired in late August 2005), 100% of the Detroit Newspaper
       Partnership (established August 2005), Mint Magazine (acquired in
       July 2005), PointRoll, Inc. (acquired in June 2005) and Hometown
       Communications (acquired in late March 2005).  PointRoll is a marketing services company with a suite of media products that delivers enhanced online marketing opportunities for advertisers, agencies and online publishers.  PointRoll is included above in Other revenue. Hometown is a community publishing company with one daily newspaper, 62 non-daily community newspapers, 24 community telephone directories and other specialty and niche publications. The revenue and statistical data related to the former Gannett owned newspapers in Bellingham (WA), Olympia (WA) and Boise (ID) as well as the
       Muskogee (OK) Phoenix which was contributed to the Gannett Foundation in April 2006, has been excluded from all periods presented.
       Gannett's fiscal year included 53 weeks compared with 52 weeks in
       2005.  All of the 2006 results in the above chart were impacted by the extra week.
       Operating results from the company's newspaper in Tucson, which participates in a joint operating agency, are accounted for under the equity method of accounting and are reported as a single amount in other operating revenues.  Advertising linage statistics from this newspaper are not included above, however, circulation volume statistics are included.
       Newsquest is a regional newspaper publisher in the United Kingdom with nearly 300 titles, including paid and unpaid daily and non-daily products. Circulation volume statistics for Newsquest's 17 paid daily newspapers are included above.  Circulation volume statistics for Sunday Herald are included above in the Sunday statistics.  Circulation volume statistics for Newsquest's unpaid daily and non-daily publications are not reflected above.
       Advertising linage for Newsquest publications is not reflected above.
       Circulation volume statistics for Detroit Free Press, a morning newspaper, are reflected above.  Circulation volume statistics for
       The Detroit News, an evening newspaper, are not reflected above.
       Circulation volume and advertising linage statistics for non-daily products, including Gannett Healthcare Group (formerly Nursing
       Spectrum) and Clipper Magazine are not reflected above.

Gannett Online Internet Audience
December 2006

Nielsen//Net Ratings
Home/Work Panel Combined
       Unique Visitors   Percentage Reach of
          Per Month     Internet Audience
Gannett Online         22,079,000    13.7%